“EXHIBIT A”

ACTION BY WRITTEN CONSENT
OF THE
MAJORITY SHAREHOLDERS
 OF
THE X-CHANGE CORPORATION

IN LIEU OF SPECIAL MEETING

The undersigned (see attached e-mail), constituting the holder of approximately 68% of the issued and outstanding common stock of The X-Change Corporation, a Nevada Corporation (the “Company”), hereby consents to and adopts the following resolutions:

WHEREAS, the Majority Shareholders of the company deem it advisable and in the best interests of the Company remove certain Company Directors ( in accordance with Sections 2.9 and 3.5 of the BYLAWS of the company) due to misrepresentations on recent acquisitions the Company entered into to wit:

The acquisition of Connected Media Technologies, Inc. and the companies it represented that it had acquired but had never closed on said companies.

NOW, THEREFORE, BE IT RESOLVED, that the following Directors are removed from the Board of Directors;

Nydia Del Valle, Hugo A. Castro, Felipe Tavares, Roland-Sanchez Medina, Jr. and Juan M. Chacin.

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 9th  day of March, 2010.  This Consent may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same Consent.

Midland Trading, Inc.	K&D Equity Investments, Inc
(7,100,000 Shares Of record)	(51,000,000 shares of record

By: /s/ Gary Ortmeier	By: /s/ Michele Sheriff
Authorized Officer	Authorized Officer

Midas Holdings, Inc.	South Beach Live, Inc.
(7,200,000 Shares of Record)	(8,250,000 shares of record)

By: /s/ Patricia Sedillo	By: /s/ Charles Stidham
Authorized Officer	Authorized Oficer